Exhibit 10.8

[FORM OF]

LOAN SALE AGREEMENT

by and between

TCW DL BRIDGE, LLC

as the Seller,

and

TCW DIRECT LENDING LLC

as the Purchaser

Dated as of [            ], 2014

i

THIS LOAN SALE AGREEMENT, dated as of [            ], 2014 (as amended, modified, restated, or supplemented from time to time, this “Agreement”), is made by and between TCW DL BRIDGE, LLC, a Delaware limited liability company (and each of its respective successors and assigns in such capacity, the “Seller”), and TCW DIRECT LENDING LLC, a Delaware limited liability company, (together with its successors and assigns in such capacity, the “Purchaser”).

PREAMBLE

WHEREAS, the Purchaser desires to acquire from time to time certain Loans, together with certain related property, as more fully detailed in Schedule 1 hereto, from the Seller pursuant to the terms and conditions set forth herein and in the related transfer documentation.

NOW, THEREFORE, based upon the above recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1	Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement. In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Credit Agreement”: The Credit Agreement, dated as of September [19], 2014, by and among the Seller, as borrower, Natixis, New York Branch, as Funding Agent and Committed Lender, and each of the lenders from time to time party thereto;

“Insolvency Law”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Loan”: Any loan or note which is sourced or originated by a Seller or any of its Affiliates and conveyed in accordance with the terms of this Agreement.

“Loan Assets”: Any assets acquired by the Purchaser from a Seller in accordance with the terms of Section 2.1(a), which assets shall include such Seller’s right, title and interest in the following:

(i) the Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Transfer

Date and all insurance proceeds, liquidation proceeds and other proceeds and recoveries thereon, in each case as they arise after the applicable Transfer Date;

(ii) all security interests and Liens and related property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii) all guaranties, indemnities and warranties, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv) all collections and records (including computer records) with respect to the foregoing; and

(v) all Underlying Instruments; and

(vi) all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Obligor”: Any entity liable for the repayment of a Loan, including the primary obligor and any guarantor or surety.

“Purchaser”: The meaning set forth in the preamble.

“Seller”: The meaning set forth in the preamble.

“Transfer Date”: October 31, 2014.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

Section 1.2	Other Terms.

The interpretive provisions contained in Section 1.02 of the Credit Agreement are hereby incorporated by reference herein.

ARTICLE II

TRANSFER OF THE LOAN ASSETS

Section 2.1	Transfer of the Loan Assets.

(a) The Seller and the Purchaser agree and acknowledge that the Purchaser shall, as permitted hereunder, acquire from the Seller Loan Assets for a purchase price equal to the principal amount of the Loans funded by the Seller (net of any OID and closing fees), plus all accrued and unpaid interest on the Loans as of the Transfer Date. The Seller and the Purchaser hereby agree and acknowledge that the Buyer shall acquire from the applicable Seller the Loan Assets listed on Schedule 1 hereto. Each purchase hereunder shall settle on the Transfer Date.

(b) The Seller and the Purchaser intend and agree that (i) the sale, conveyance and transfer of the Loan Assets by the Seller to the Purchaser in each and every case is intended to be, is and shall be treated as, an absolute sale, assignment, conveyance and transfer of ownership of the applicable Loan Assets (free and clear of any Lien other than Permitted Liens) and (ii) such Loan Assets shall not be part of a Seller’s estate in the event of a filing of a bankruptcy petition or other action by or against such Seller under any Insolvency Law. It is, further, not the intention of the parties that any such sale, conveyance or transfer be deemed a pledge of any Loan Assets by the Seller to the Purchaser to secure a debt or other obligation of such Seller.

(c) The sale of Loan Assets hereunder is without recourse to the Seller, and the Seller makes no representations or warranties as to the value or collectability of any Loan or Loan Assets, or as to the solvency or financial condition of any Obligor under a Loan. The Purchaser confirms that (i) it has received or has been accorded the opportunity to receive a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Loan Assets and (ii) it has, independently and without reliance upon the Seller and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase the Loan Assets.

(d) The Seller and the Purchaser will mark its respective books and records to indicate the sale of the Loan Assets pursuant hereto and hold themselves out as legally distinct entities separate from one another.

Section 2.2	Direct Assignments.

The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any related promissory note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Loan in accordance with the terms of related Underlying Instruments may reflect that (i) a Seller (or any third party from whom such Seller or the Purchaser may purchase a Loan) is assigning such Loan directly to the Purchaser or (ii) the Purchaser is acquiring such Loan at the closing of such Loan. Nothing in any such transfer document or assignment agreement (or, in the case of any related promissory note, nothing in such chain of endorsement)

shall be deemed to impair the sales, conveyances and transfers of the Loans by a Seller to the Purchaser in accordance with the terms of this Agreement.

ARTICLE III

LIABILITIES TO OBLIGORS

Notwithstanding any other provision of this Agreement or of any assignment of Underlying Instruments, only the rights and obligations of the Seller as a lender under such Loan are sold and transferred thereby.

ARTICLE IV

MISCELLANEOUS

Section 4.1	Amendment.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Seller.

Section 4.2	Costs and Expenses.

The [Purchaser] will be obligated to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Loan Assets.

Section 4.3	Governing Law

(a) This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this Agreement shall be governed by, the law of the State of New York.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 4.3.

Section 4.4	Notices.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder will be in writing and will be deemed to be effective: (a) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below;

or (c) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below:

If to the Seller:

c/o The TCW Group, Inc.

865 S. Figueroa Street

Los Angeles, California 90017

Attention: Meredith Jackson

Email: meredith.jackson@tcw.com

If to the Purchaser:

c/o TCW Direct Lending LLC.

865 S. Figueroa Street

Los Angeles, California 90017

Attention: Meredith Jackson

Email: meredith.jackson@tcw.com

Section 4.5	Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 4.6	No Third Party Beneficiaries; Collateral Assignment.

Nothing expressed or referred to in this Agreement will be construed to give any Person any legal right or equitable right, remedy or claim under or with respect to this Agreement of any provision of this Agreement; provided, however, this Agreement may be collaterally assigned by Seller to Funding Agent, for the benefit of the Lenders under the Credit Agreement, and any successor funding agent upon resignation of Funding Agent in accordance with the terms of the Credit Agreement.

The Seller hereby collaterally assigns to Funding Agent, with full right of substitution, all rights, titles, powers and privileges granted to the Seller under this Agreement in order to secure the payment of the Seller’s Obligations under the Credit Agreement. Furthermore, upon the effectiveness of such collateral assignment by the Seller to Funding Agent, Seller shall not grant a written consent hereunder without the written consent of Funding Agent

Section 4.7	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic image scan transmission (e.g., “.pdf” or “tif” via email) shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 4.8	Headings.

The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 4.9	No Bankruptcy Petition; Disclaimer.

(a) The Purchaser covenants and agrees that, prior to the date that is one year and one day after the satisfaction and discharge of all advances under the Credit Agreement or, if longer, the applicable preference period then in effect, it will not institute against the Seller (or any collateral assignee thereof), or join any other Person in instituting against the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 4.9 will survive the termination of this Agreement.

(b) The provisions of this Section 4.9 shall survive the termination of this Agreement.

Section 4.10	Jurisdiction.

Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Section 4.4. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 4.11	No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 4.12	Limited Recourse.

The obligations of the Purchaser and the Seller under this Agreement are solely the obligations of the Purchaser and the Seller, respectively (and, in no event, the obligations of any collateral assignee of Seller). No recourse shall be had for the payment of any amount owing by the Purchaser or the Seller under this Agreement or for the payment by the Purchaser or the Seller of any fee in respect hereof or any other obligation or claim of or against the Purchaser or the Seller arising out of or based upon this Agreement, against any employee, officer, director, shareholder, partner, member or manager of the Purchaser or the Seller or of any Affiliate of such Person (other than the Seller or the Purchaser, as applicable). The provisions of this Section 4.12 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

TCW DIRECT LENDING LLC, as Purchaser

By:
Name:
Title:

TCW DL BRIDGE, LLC, as Seller

By:
Name:
Title:

[Signature Page to Loan Sale Agreement]

Schedule 1

Investment	Acquisition Price	Transfer Price	Loan Funding	Equity Funding